                             DATED JANUARY 19, 2007

                    (1)  THE KENYA POWER AND LIGHTING COMPANY LIMITED

                    (2)  ORPOWER 4 INC.

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                     OLKARIA III PROJECT SECURITY AGREEMENT

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                                                                               1

                                    CONTENTS

CLAUSE        HEADING                                                       PAGE

                                                                               2

                     OLKARIA III PROJECT SECURITY AGREEMENT

THIS AGREEMENT is dated January 19, 2007.

BETWEEN:

(1)  THE KENYA POWER AND LIGHTING COMPANY LIMITED a company incorporated in
     Kenya with its registered office at Stima Plaza, PO Box 30099-00100,
     Nairobi, Kenya ("KPLC")

(2)  ORPOWER 4 INC. a company incorporated in the Cayman Islands, British West
     Indies with its registered office in Grand Cayman, British West Indies, with an office at 6225 Neil Road, Suite 300, Reno, Nevada, U.S.A. and which will act through its branch at Off Moi South Lake Road, Hellsgate National
     Park, P.O. Box 1566- 20117, Naivasha, Kenya ("ORPOWER 4")

WHEREAS:

     (A)  KPLC and OrPower 4 have entered into the PPA (as defined below).

     (B)  Pursuant to Clause 11.9.1 of the PPA, KPLC has agreed to provide security for all sums payable by KPLC under Clause 11 of the PPA.

     (C)  KPLC and OrPower 4 entered into the Security Agreement dated 5th
          November, 1998, and subsequently entered into the Amended and Restated
          Security dated 17th April 2003, which amended and restated the original Security Agreement. The Amended and Restated Security
          Agreement was not operationalized. KPLC and OrPower 4 wish to replace these prior arrangements regarding securities, all as described herein.

     (D)  This Olkaria III Project Security Agreement is entered into as of the date first appearing above, and supercedes the original Security
          Agreement dated 5th November, 1998 and the Amended and Restated
          Security Agreement of dated 17th April 2003 between the Parties hereto.

WITNESSETH as follows:

1.   AMENDMENT AND RESTATEMENT, DEFINITIONS AND INTERPRETATION

1.1  With effect from the Effective Date, the original Security Agreement dated
     5th November 1998 and the Amended and Restated Security Agreement dated 17
     April

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     2003 between the Parties, inclusive of all schedules thereto, shall be amended and restated in their entirety by this Olkaria III Project Security
     Agreement.

1.2  In this Agreement and its recitals hereto, unless the context otherwise requires, expressions and terms not otherwise defined herein shall have the meanings given to them in the PPA.

1.3  In this Agreement the following words and expressions have the following meanings:

     "APPROVED BANK": a first class international bank or financial institution nominated by KPLC and acceptable to OrPower 4, which, at the Effective
     Date, is any of Standard Chartered Bank (Kenya) Ltd, Barclays Bank of Kenya
     Limited or Citibank N.A. (and in each case their respective successors in title) and which, at a later date shall include the above named banks (or their respective successors in title, according to the case) on condition that there is no material adverse change in the value of such bank (or the value of its successor in title from that existing with respect to its predecessor) as of the Effective Date, and any other bank or financial institution which is reasonably acceptable to OrPower 4;

     "BUSINESS DAY": any day (other than a Saturday or Sunday) on which banks are open for business in Kenya;

     "DOLLARS" and "$": the lawful currency for the time being of the Untied
     States of America;

     "EFFECTIVE DATE": means the date first appearing above;

     "GOOD FAITH DISPUTE PROCEDURE": shall be as defined in the PPA;

     "INSOLVENCY EVENT": any of the following events or, in any other jurisdiction, any event similar or analogous to any of the following:

     (a)  a resolution being passed, or a petition being presented or any proceeding being commenced for the winding up, liquidation, administration, rehabilitation, rescue or dissolution of OrPower 4, or if OrPower 4 is or becomes the subject of any of those procedures, which petition or proceeding is not discharged or cancelled or otherwise reversed within 14 days; or

     (b)  OrPower being or becoming unable to pay its debts or suspending or threatening to suspend making payment with respect to all or any class of its debts;

     "KENYA SHILLINGS": means the lawful currency for the time being of Kenya;

     "L/C BANK": an Approved Bank;

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     "L/C BANK LETTER OF INSTRUCTION": a letter in the form set out in Schedule
     3 (form of L/C Bank Letter of Instruction) or such other form as OrPower 4,
     KPLC and the L/C Bank may agree;

     "LETTER OF CREDIT": an irrevocable and transferable standby letter of credit issued or to be issued to OrPower 4 pursuant to Clause 2.1 and substantially in the form set out in Schedule 1 (Form of Letter of Credit)
     or, if the L/C Bank does not agree to issue a standby letter of credit in that form in such other form as KPLC, OrPower 4 and the L/C Bank may reasonably agree, and the expression includes each successive letter of credit issued pursuant to Clauses 2.2 and 2.3;

     "MONTH": a calendar month;

     "PARTY" and "PARTIES": each party or (as the case may be) the parties to this Agreement;

     "PAYMENT DEFAULT" means that KPLC shall have failed to make any payment in respect of the Secured Liabilities and:

     (a)  OrPower 4 has given to KPLC notice of that failure (by personal delivery or by facsimile transmission in accordance with Clause 9), specifying in that notice the amount of that non-payment and two (2)
          Business Days (or where such payment was required to be made to a payee outside the Republic of Kenya, five (5) Business Days) have elapsed since the giving of that notice; and

     (b)  either there is no dispute regarding the amount which KPLC has failed to pay, or, if there is such a dispute, such dispute is not being resolved according to the Good Faith Dispute Procedure;

     "PPA": the Amended and Restated Power Purchase Agreement entered into between OrPower 4 and KPLC of even date hereof;

     "PROJECT": the conduct of the Appraisal Works, the design, construction and operation of the Early Generation Facility and the Plant and the sale to
     KPLC of electricity generated by and capacity made available by the Early
     Generation Facility and the Plant;

          "RESERVED AMOUNT": means an amount equal to RA in the following formula:

          RA = CP + 0.96 * EC

     where:

          (a)  in respect of the first three Letters of Credit to be issued under this Agreement:

               CP = CCRF(P) * 36 MW; and

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               EC = ECR(P) * 36 MW * 8760; and
                                     ----
                                      12

          (b)  in respect of the fourth and each subsequent Letter of Credit to be issued under this Agreement:

               CP = [SIGMA] (CCRF(P) * CCF)(R-12);
                            ---------------
                               12

               EC = [SIGMA] (ECR(P) * CCF)(R-12) *  8760;
                                                   -----
                                                   12*12

               (or, in respect of the fourth such Letter of Credit, if at the relevant time fewer than twelve (12) months have elapsed since the Full Commercial Operation Date, such amounts to be calculated pro rata)

     and where:

     CCRF(P), ECR(P) and CCF shall have the meanings given to those items in
     Schedule 5 of the PPA;

     R is the month in which the Reserved Amount is calculated; and

     [SIGMA](expression)(R-12) means the sum of that expression for the 12 months prior to month R; and

     "SECURED LIABILITIES": all present and future obligations and liabilities of KPLC to pay sums on or after the Plant Commissioning Date to OrPower 4 under Clause 11 of the PPA.

1.4  References to Clauses and Schedules are to the clauses and schedules of or to this Agreement.

1.5  Clause headings are inserted for ease of reference only and are not to affect the interpretation of this Agreement.

1.6  Except to the extent the context otherwise requires, any reference in this document to this "Agreement" shall include this Agreement as amended, varied, supplemented, novated or replaced from time to time.

1.7  References to any person are to be construed to include references to that person's successors, transferees and assigns.

1.8  Words denoting the singular number only shall include the plural number also and vice versa, and words denoting natural persons shall be interpreted as referring to corporations and any other legal entities and vice versa.

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1.9  All references to time shall be to Kenya time.

1.10 The term including shall be construed without limitation.

1.11 In the event of any conflict between the Clauses and the Schedules, the
     Clauses shall prevail.

2.   LETTER OF CREDIT

2.1  KPLC shall, within 30 days of execution of this Olkaria III Project
     Security Agreement, procure that the L/C Bank establishes and maintains in favour of OrPower 4 a Letter of Credit in an amount not less than four (4)
     times the Reserved Amount as anticipated by the Parties as at the Full
     Commercial Operation Date.

     On the Effective Date, KPLC and OrPower 4 shall jointly instruct the L/C
     Bank in accordance with the terms of the L/C Bank Letter of Instruction.

2.2  KPLC shall ensure that the Letter of Credit shall have an expiry date not less than twelve (12) months from the date of its issue and shall ensure that successive Letters of Credit shall thereafter be issued (subject to
     Clause 2.7 and notwithstanding the provisions of Clause 2.4) for successive periods of twelve (12) months each, each such Letter of Credit to be in an amount not less than four times the Reserved Amount from time to time agreed or determined under Clause 2.3. OrPower 4 and KPLC shall not unreasonably withhold their agreement to the form of the first or any successive Letter of Credit if the L/C Bank will not issue such Letter of
     Credit substantially in the form set out in Schedule 1.

2.3  Within five (5) Business Days of the Effective Date with respect to the first Letter of Credit, and not less than sixty-five (65) days prior to the expiry date of the first Letter of Credit and of each subsequent Letter of
     Credit, OrPower 4 will notify KPLC, with a copy to the L/C Bank, of the relevant Reserved Amount to be used to calculate the amount of the next succeeding Letter of Credit, such notice to be accompanied by its calculations showing how that amount has been calculated. KPLC will have five (5) Business Days to advise OrPower 4 whether or not it agrees with
     OrPower 4's figure. If KPLC does not agree with that figure, and that figure is not agreed between OrPower 4 and KPLC within a further period of ten (10) Business Days, KPLC may refer the matter to an Expert for determination in accordance with Clause 19.3 of the PPA. If KPLC does not refer the matter to an Expert in accordance with this Clause 2.3, OrPower
     4's figure shall apply.

2.4  Subject to Clause 2.7, the L/C Bank shall be irrevocably instructed by KPLC and by OrPower 4 that, if by the second Business Day prior to the expiry date of any Letter of Credit, KPLC has not caused the renewal of the Letter of Credit, then the L/C Bank shall automatically renew the Letter of Credit by drawing down the balance of the Letter of Credit immediately prior to its expiry. The L/C Bank shall issue such new Letter of Credit upon the expiration of the existing Letter of Credit.

                                                              Security Agreement

2.5  On and after the occurrence of a Payment Default which is continuing, and without prejudice to any other rights or remedies which OrPower 4 may have against KPLC, OrPower 4 shall be entitled to make demand under the Letter of Credit for an amount no greater than the amount of the Secured
     Liabilities then due but unpaid. Any such demand shall be in writing and signed by a duly authorised representative of OrPower 4. OrPower 4 shall provide a copy of the demand to KPLC (by personal delivery or by facsimile transmission in accordance with Clause 9) contemporaneously with delivery of the demand to the L/C Bank.

2.6  Until such time as the Secured Liabilities are paid or satisfied in full,
     KPLC shall use all reasonable endeavours to reinstate any Letter of Credit in respect of which a demand has been made pursuant to Clause 2.10 within thirty (30) days after that demand is made and shall in any event reinstate such Letter of Credit within ninety (90) days after such demand.

2.7  KPLC shall not be obliged to ensure the issue of a new Letter of Credit in accordance with Clause 2.2 on or at any time after the twelfth (12th)
     anniversary of the Full Commercial Operation Date.

2.8  All costs, charges, expenses, taxes and fees relating to the establishment and maintenance of the Letter of Credit shall be borne and paid by KPLC, provided however, that OrPower 4 shall reimburse KPLC for such costs, charges, expenses, taxes and fees paid up to the total aggregate amount of
     1% (one percentage) per annum of the then prevailing face value of the
     Letter of Credit issued in favour of OrPower 4 in accordance with this
     Clause 2. OrPower 4 shall reimburse amounts payable to KPLC pursuant to this Clause 2.8 quarterly in arrears, within 30 days of KPLC's invoice documenting such costs at the end of the quarter, up to the aforesaid cap.

2.9  Orpower 4 undertakes not to make a demand under the Letter of Credit before the Plant Commissioning Date.

2.10 There are no conditions precedent to the effectivity of this Olkaria III
     Project Security Agreement.

3.   GENERAL

3.1  This Agreement shall continue in force until the day immediately preceding the twelfth (12th) anniversary of the Full Commercial Operation Date.

3.2  The security constituted by this Agreement shall be continuing security, shall extend to the ultimate balance of the Secured Liabilities and shall continue in full force and effect notwithstanding any intermediate payment in whole or in part of the Secured Liabilities.

3.3  KPLC's liability under this Agreement shall not be discharged or impaired by:

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     (a)  the dealing with, existence or validity of any other guarantee or security taken by OrPower 4 in relation to the PPA or the Secured
          Liabilities or any enforcement of or failure to take, perfect or enforce any such security;

     (b)  any amendment to or variation of the PPA or any security relating to the PPA or the Secured Liabilities;

     (c)  any release of or granting of time or any other indulgence to KPLC or any third party; or

     (d)  any other act, event or omission which would or might but for this
          Clause 3.3 operate to impair or discharge the security constituted by, or KPLC's liability under, this Clause including any act, omission or thing which would or might afford a defence to a surety.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1  Each Party represents, warrants and undertakes to the other that:

     (a)  this Agreement does not and will not conflict with or result in any breach or constitute a default under any agreement, instrument or obligation to which that Party is a party or by which it is bound;

     (b)  all necessary authorisations and consents to enable or entitle that
          Party to enter into this Agreement and which are material in the context of this Agreement have been obtained and will remain in full force and effect during the term of this Agreement;

     (c)  that Party shall obtain, effect and maintain all governmental licences, authorisations, consents, registrations, filings or approvals which are at any time necessary to enable it to comply with and/or perform its obligations under this Agreement;

4.2  OrPower 4 undertakes:

     (a)  that it will give prompt notice to KPLC of any Insolvency Event; and

     (b)  immediately upon termination of this Agreement or (if earlier) of the
          PPA, each other than due to a KPLC default relating to the Secured
          Liabilities, to:

          (i) give notice to that effect to the L/C Bank; and

          (ii) request and instruct the L/C Bank to cancel immediately the
     Letter of Credit, and to do all acts and things, and sign, seal, execute, deliver and perfect all deeds,

                                                              Security Agreement

     instruments, notices and documents which the L/C Bank reasonably considers to be necessary or desirable in order to effect the cancellation.

5.   INDEMNITY

     OrPower 4 irrevocably and unconditionally agrees to indemnify KPLC and keep it indemnified against all losses, damages, costs, expenses, demands and claims (including interest, penalties, legal and other costs and expenses and any taxes thereon, if applicable) incurred or to be incurred by KPLC and arising out of all or any of:

     (a)  the making of any demand under the Letter of Credit otherwise than strictly in accordance with this Agreement; and

     (b)  the failure by OrPower 4 to give any such notice, instruction or request as is referred to in Clause 4.2(a) or (b)(i).

     For the avoidance of doubt, in no case shall OrPower 4 be liable to KPLC for any indirect or consequential losses or damages.

6.   CONFIDENTIALITY

     The provisions of Clause 18 of the PPA shall be incorporated mutatis mutandis in this Agreement. The provisions of this Clause 6 shall survive the termination or expiry of this Agreement.

7.   AMENDMENTS

     This Agreement shall not be amended except by an instrument executed by all the Parties.

8.   MISCELLANEOUS

8.1  No delay or omission on the part of any Party in exercising any right or remedy under this Agreement shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Agreement of that or any other right or remedy.

8.2  The rights of the Parties under this Agreement are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Parties deem expedient.

8.3  Any waiver by either Party of any terms of this Agreement or any consent or approval given by either Party under it shall only be effective if given in writing and then only for the purpose and upon the terms and conditions, if any, on which it is given and if agreed to by the other Party.

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8.4  If at any time any one or more of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

8.5  This Agreement may not be assigned by either Party without the consent in writing of the other Party provided that:

     (a)  OrPower 4 may transfer, assign or novate this Agreement to any provider to it of finance for the purposes of the Project; and

     (b)  this Agreement may be assigned by either Party with the prior written consent of the other Party and the provisions of Clause 21.2 of the
          PPA shall apply to this Agreement.

8.6  Waiver of Sovereign Immunity

     KPLC agrees that the execution, delivery and performance by it of this
     Agreement and the obligation to open and maintain Letters of Credit hereunder, constitute private and commercial acts. In furtherance of the foregoing, KPLC agrees that:

     (a)  should any proceedings be brought against KPLC or its assets in any jurisdiction in connection with this Agreement, or in connection with any of KPLC's obligations or any of the transactions contemplated by this Agreement, no claim of immunity from such proceeding will be claimed by or on behalf of itself or any of its assets;

     (b)  it waives any right of immunity which KPLC or any of its assets has or may have in the future in any jurisdiction in connection with any such proceedings.

9.   COMMUNICATIONS

9.1  Any notice or other communication to be given by one Party to the other under or in connection with this Agreement shall be given in writing and may be delivered personally or sent by prepaid airmail or facsimile to the recipient in accordance with the details set out below or to such other address and/or facsimile number and/or person as the Parties may notify each other in accordance with this Clause for such purpose:

     OrPower 4
     Postal address:

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     6225 Neil Road Suite 300
     Reno
     Nevada 89511-1136
     USA

     Fax Number: Nevada, USA (775) 356-9039
     Telephone Number: Nevada, USA (775) 356-9029
     with a copy to:

     OrPower 4
     Off Moi South Lake Road,
     Hellsgate National Park
     P.O. Box 1566- 20117
     Naivasha Kenya

     Fax Number: +254-50-50668
     Telephone Number: +254-50-50664 or +254-50-50663

     In either case marked for the attention of: The Company President

     KPLC
     Postal Address:
     The Kenya Power and Lighting Company Limited
     Stima Plaza
     PO Box 30099-00100
     Nairobi
     Kenya

     Fax Number: Nairobi, 337351
     Telephone Number: Nairobi 243366

     Marked for the attention of: The Company Secretary.

9.2  Every notice or other communication shall be deemed to have been received
     (if sent by post) five (5) days after being posted prepaid airmail and (if delivered personally or by facsimile transmission) at the time of actual delivery or (in the case of a facsimile transmission) on confirmation of transmission.

10.  GOVERNING LAW AND DISPUTE RESOLUTION

10.1 This Agreement is governed by and shall be construed in accordance with the laws of Kenya.

10.2 Any dispute or difference of any kind between the parties in connection with or arising out of this Agreement or the breach, termination or validity hereof (a "DISPUTE") shall be

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     finally settled by arbitration under the Rules of Conciliation and
     Arbitration of the International Chamber of Commerce in accordance with the said Rules which Rules are deemed to be incorporated by reference into this
     Clause 10.2. It is hereby agreed that:

     (a)  the seat of the arbitration shall be London, England;

     (b)  there shall be a single arbitrator;

     (c)  the language of the arbitration shall be English;

     (d)  the award rendered shall apportion the costs of the arbitration;

     (e)  the award shall be in writing and shall set forth in reasonable detail the facts of the Dispute and the reasons for the tribunal's decision;

     (f)  the award in such arbitration shall be final and binding upon the
          Parties and judgment thereon may be entered into in any Court having jurisdiction for its enforcement; and the Parties renounce any right of appeal from the decision of the tribunal insofar as such renunciation can validly be made.

     If there is a conflict between this Agreement and the said Rules, this
     Agreement shall prevail.

10.3 Neither Party shall have any right to commence or maintain any legal proceeding concerning a Dispute relating to this agreement until the
     Dispute has been resolved in accordance with Clause 10.2, and then only to enforce or execute the award under such procedure.

10.4 The Parties shall each secure that all arbitrators and Experts shall agree to be bound by the provisions of Clause 6 of this Agreement as a condition of appointment.

10.5 The Parties shall continue to perform their obligations under this
     Agreement during any Expert or Arbitration proceeding.

10.6 Each Party hereby represents and warrants to the other that if any lawsuit or proceeding (including but not limited to all kinds of suits, court or arbitration proceedings, or enforcement of court decisions) related to this
     Agreement or the transactions contemplated in this Agreement is initiated against itself or is assets, it shall make no claim of immunity (sovereign or otherwise) from such lawsuit or proceeding on its behalf or for its assets.

                                       10

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11.  COUNTERPARTS

     This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by the Parties shall constitute a full and original Agreement for all purposes.

IN WITNESS whereof the parties hereto have executed and delivered this Agreement as a Deed the day and year first before written.

SEALED with the COMMON SEAL of )
THE KENYA POWER AND            )
LIGHTING COMPANY LIMITED       )
In the presence of:            )

                       Director

                      Secretary

For and on behalf of           )
ORPOWER 4 INC. by Ernest Mabwa )   _____________________________________________

Authorised Representative

                                       11

                                                              Security Agreement

                                   SCHEDULE 1

                            FORM OF LETTER OF CREDIT

Draft LC TO: [ORPOWER 4, full address, to be advised to [Name of Advising Bank]]

1.   By order and for the account of our customer KPLC of Stima Plaza, Kolobot
     Road, P.O Box 30099-00100 Nairobi, we [Bank] this [__] day of [___] hereby establish and issue in your favour this irrevocable letter of credit (the
     "Letter of Credit") payable by means of drawings notify us pursuant hereto and at any particular time in the maximum amount of [words ____] [figures
     ____].

     The amount payable under this Letter of Credit shall be available in any number of drawings to and including the close of business in Nairobi on
     [__________] ("Expiry Date") against the following document to be presented at the offices of [__________], Nairobi:

     (a)  executed demand notice purportedly signed by your officer substantially in the form of the Appendix 1 attached hereto;

     (b)  a copy of an independent engineer certificate stating that Plant testing has been completed and the Plant is available for full commercial operation, [and

     (b)  the original of this Letter of Credit for endorsement.]

2.   If you present such demand notice and this Letter of Credit at such office on a Banking Day on or prior to the Expiry Date, we will honour the same by payment to you or in accordance with your instructions on or before the close of banking business on the fifth (5th) Banking Day after presentment thereof.

     The term "Banking Day" means a day (other than a Saturday or Sunday) on which banks are open for business in the Republic of Kenya.

3.   Subject to Clause 4, this Letter of Credit shall automatically terminate on the Expiry Date.

4.   If, from time to time, by the second Banking Day before the Expiry Date, we shall not have issued to you a replacement Letter of Credit by order and for the account of our customer, KPLC, in the form hereof (or in such other form as shall have substantially the same effect or as you and we may reasonably agree) unless otherwise instructed by you, you shall be deemed to have presented a demand notice on this Letter of Credit at our Nairobi office on such Banking Day for the amount available for drawing under this
     Letter of Credit and such deemed demand shall be honoured by us by payment of the amount available for drawing under the Letter of Credit into an account that we shall open as security and we will immediately renew the
     Letter of Credit for the amount

                                       12

                                                              Security Agreement

     deemed drawn down for a period of twelve (12) months from the then Expiry
     Date under the same terms and conditions (including the automatic renewal).
     Any such renewal shall be advised to OrPower 4 and KPLC at the address herein or such other address as may be notified to us by KPLC and OrPower 4 from time to time.

5.   This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates, the instructions to transfer and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate, such instructions to transfer and such drafts.

6.   This Letter of Credit is transferable in whole or in part.

7.   All Bank charges are for Applicant's account.

This Letter of Credit shall be governed by, and construed in accordance with the
Uniform Customs and Practice for Documentary Credits (1993 Revision),
International Chamber of Commerce Publication No. 500 provided that to the extent that any of the provisions of this Letter of Credit are inconsistent with or not covered by such Uniform Customs and Practice such provisions shall be governed and construed in accordance with English law.

Communications with respect to this Letter of Credit shall be addressed to us at
[__________] attention [___] specifically referring to the number of this Letter of Credit.

-------------------------------------
Yours faithfully,
Authorised Signatory

                                       13

                                                              Security Agreement

                                    APPENDIX
                              FORM OF DEMAND NOTICE

TO: [Bank]

Dear Sirs

We refer to Irrevocable Letter of Credit No. [__________] (the "Letter of
Credit") issued by you on the [__________] in our favour. In accordance with
Clause 1 thereof, we hereby state, that we are entitled to make this demand under the Letter of Credit and hereby demand payment of [__________]
([__________]) without deduction or set off (except such as may be required by law) to be made to our account number [__________] at [enter details of a bank in [__________] on or before the fifth Banking Day (as defined in the Letter of
Credit) following your receipt of this demand.

Yours faithfully

---------------------------------------
authorised officer for and on behalf of

ORPOWER 4 INC

Copy: The Kenya Power and Lighting Company Limited

                                       14

                                                              Security Agreement

                                   SCHEDULE 2

                      FORM OF COMFORT LETTER - WAS PROVIDED

The Government of the Republic of Kenya ("GOK") is aware that OrPower 4 Inc.
("OrPower 4") is proposing to enter into a power purchase agreement with The
Kenya Power and Lighting Company Limited ("KPLC") pursuant to which OrPower 4 will: design, procure, construct, finance, test, commission, operate and maintain a generation facility of 8 MW capacity at Olkaria III; appraise and develop geothermal resources for the purposes of electricity generation at the generation facility to be known as "Olkaria III"; design, procure, construct, finance, test and commission a high voltage interconnector connecting OlkariaIII with the 220 kV switchyard at the proposed Olkaria II generation facility;
design, procure, construct, finance, test, commission, operate and maintain a generation facility of up to 100 MW capacity at Olkaria III; make available generating capacity from Olkaria III to KPLC; and sell electricity generated from Olkaria III to KPLC.

In accordance with GOK's policy on energy matters and private sector participation in Kenya's electricity supply industry, GOK welcomes the investment which OrPower 4 is proposing to make in the Republic of Kenya.

GOK recognises that in addition to making an equity investment in Olkaria III.
OrPower 4 will also require third party funding. GOK has been notified that in order to secure such third party funding KPLC and OrPower 4 have agreed (as set out in a security agreement) a form of security which KPLC will be obliged to provide.

If KPLC will not provide the agreed security to OrPower 4 in accordance with its contractual obligations, GOK will, following receipt of a written notification from OrPower 4, use all means within its powers to cause KPLC to provide the agreed security in the manner envisaged by its contractual obligations.

This letter is not intended to create any legal obligation on the part of GOK.

This letter is effective from the date on which KPLC and OrPower 4 execute the security agreement referred to in paragraph 3.

This letter is issued pursuant to the laws of the Republic of Kenya.

Yours faithfully

                                       15

                                                              Security Agreement

SCHEDULE 3
FORM OF THE L/C BANK LETTER OF INSTRUCTION

To: [The L/C Bank]

We refer to the Olkaria III Project Security Agreement dated [__________] 2007 between The Kenya Power and Lighting Company Limited and OrPower 4 Inc. (the
"Security Agreement").

We enclose for your information a copy of the Olkaria III Project Security
Agreement together with a copy of the PPA referred to therein and receipt of which you hereby acknowledge.

Words and expressions defined in the Olkaria III Project Security Agreement shall have the same meanings in this letter.

A.   IRREVOCABLE RENEWAL INSTRUCTIONS

You are hereby irrevocably instructed that, if, by the second Business Day before the then Expiry Date of a Letter of Credit, the Letter of Credit will not have been renewed, you are to automatically draw all amounts then available for drawing under the Letter of Credit, to deposit all such amounts in a depositary account as security, and to immediately renew the Letter of Credit for periods of additional 12 months each from the then Expiry Date of the Letter of Credit, under the same terms and conditions.

You are further instructed to advise to Beneficiary by authenticated swift to the advising bank

B.   GENERAL

1. You may,to the extent that you would have been entitled to rely on it if it had been genuine, rely on any notice, instruction, communication, certificate, legal opinion or other document which is not genuine but is reasonably believed by you to be genuine; and retain for your own benefit and without liability to account any fee or other sum receivable by you for your own account.

2. OrPower 4 will keep you informed of the amount of the Reserved Amount for the purposes of this letter, both at the commencement of your appointment and from time to time during the course of your appointment. Unless OrPower 4 informs you in writing to the contrary, you may assume that the Reserved Amount is the amount most recently notified to you as such.

3. The provisions of Clause 9 (Communications) of the Olkaria III Project
Security Agreement shall apply to this letter as they apply to the Olkaria III
Project Security Agreement. Your relevant details are as follows:

[L/C Bank]
Postal Address:
Fax Number:
Telephone Number:
Notices to be sent to:

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                                                              Security Agreement

4. This letter shall be governed by and construed in accordance with the laws of the Republic of Kenya.

Please signify your agreement to the terms of this letter by signing and returning to each of us one of the enclosed copies of this letter.

Yours faithfully                        Yours faithfully

-------------------------------------   ----------------------------------------
For and on behalf of                    For and on behalf of
The Kenya Power and                     OrPower 4 Inc
Lighting Company Limited

[On copy] We agree to the terms of the letter of which this is a copy.

For and on behalf of
[L/C Bank]

                                       17